UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2013, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Todd Alan Adams and Bennett Jay Morgan to each serve as a Class II director of the Company, effective immediately. The Board also appointed Mr. Adams to the Compensation Committee and Mr. Morgan to the Nominating and Corporate Governance Committee of the Board.

“We are excited to welcome Todd and Bennett to Generac’s board of directors, said Aaron Jagdfeld, President and Chief Executive Officer. These are both high caliber individuals with tremendous experience operating public companies and they should be able to make an immediate impact on our board.”

Mr. Adams serves as President, Chief Executive Officer, Director of Rexnord Corp. He became its President and Chief Executive Officer in September 2009 and became its director in October 2009. Mr. Adams joined Rexnord Corp. in 2004 as Vice President, Treasurer and Controller. He has also served as Senior Vice President and Chief Financial Officer of Rexnord Corp. from April 2008 to September 2009 and as President of its Water Management platform in 2009. Prior to joining Rexnord Corp., Mr. Adams held various positions at The Boeing Company, APW Ltd. and Applied Power Inc. (currently Actuant Corporation).

Mr. Morgan has been the President and Chief Operating Officer of Polaris Industries, Inc., since April 12, 2005. Mr. Morgan served as Vice President, ATV Division of Polaris Industries, Inc. from November 2004 to April 12, 2005 and its General Manager, ATV Division from November 2004 to April 12, 2005 and previously since May 2001. Prior thereto, Mr. Morgan served as General Manager - PGA Division of Polaris Industries, Inc. since 1997. Mr. Morgan spent 10 years in various marketing, product development and operations responsibilities at Polaris Industries, Inc. after joining Polaris Industries Inc. in 1987.

In connection with their respective appointments as a director, each shall receive from the Company the standard amount of fully vested common stock prorated for 2013 as of the date of their respective appointments.  Messrs. Adams and Morgan shall also receive standard fees, prorated as of the date of their respective appointments, as described in the Company’s proxy statement for its Annual Meeting of Stockholders held on June 12, 2013, and paid by the Company to all of its non-management directors.

Both Mr. Adams and Mr. Morgan are considered to be an independent director as defined by New York Stock Exchange rules. There are no arrangements or understandings between Mr. Adams or Mr. Morgan and any other person pursuant to which either was selected as a director.

There are no transactions involving Mr. Adams or Mr. Morgan requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: October 31, 2013	Title:	Chief Financial Officer